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                                                                     EXHIBIT 5.1

                                 December 7, 1999

VA LINUX SYSTEMS, INC.
1382 Bordeaux Drive
Sunnyvale, CA 94089

     RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and exchange Commission on December 7, 1999 (Registration No. 333-88687), as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,060,000 shares of your Common Stock, $0.001 par value per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase up to 660,000 shares. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares to be sold by you.

     It is our opinion that upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of California only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States. Without limiting the foregoing, we express no opinion as to the securities laws of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI
                                            ------------------------------------
                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation